PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of May 13, 2019 (as it may from time to time be amended, this “Agreement”), is entered into by and between Proficient Alpha Acquisition Corp., a Nevada corporation (the “Company”), and Shih-Chung Chou (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (a “Share”), one redeemable warrant, each exercisable for one Share at an exercise price of $11.50 per Share, and one right to receive one-tenth (1/10) of one Share upon consummation of the Business Combination (as defined below) as set forth in the Company’s registration statement on Form S-1, related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 5,000,000 warrants (or up to 5,375,000 warrants to the extent the underwriters’ option to purchase additional units in connection with the Public Offering is exercised) (the “Sponsor Warrants”), each Sponsor Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Sponsor Warrants.

A. Authorization of the Sponsor Warrants. The Company has duly authorized the issuance and sale of the Sponsor Warrants to the Purchaser.

B. Purchase and Sale of the Sponsor Warrants.

(i) As payment in full for the 5,000,000 Sponsor Warrants being purchased under this Agreement, Purchaser shall pay $5,000,000 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by American Stock Transfer & Trust Company, LLC, acting as trustee, which funds shall be deposited and held in an escrow account maintained by Ellenoff Grossman & Schole LLP until the Closing (defined below) pursuant to the terms of an escrow agreement.

(ii) In the event that the underwriters’ option to purchase additional units is exercised in full or in part, Purchaser shall purchase up to an additional 375,000 Sponsor Warrants (the “Additional Sponsor Warrants”), in the same proportion as the amount of the option that is so exercised, and simultaneously with such purchase of Additional Sponsor Warrants, as payment in full for the Additional Sponsor Warrants being purchased hereunder, and at least one (1) business day prior to the closing of such portion of the underwriters’ option to purchase additional units, Purchaser shall pay $1.00 per Additional Sponsor Warrant, up to an aggregate amount of $375,000, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(iii) The closing of the purchase and sale of the Sponsor Warrants (the “Closing”) shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Sponsor Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the underwriters’ option to purchase additional units (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Sponsor Warrants and the Additional Sponsor Warrants shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

(1)

C. Terms of the Sponsor Warrants.

(i) Each Sponsor Warrant shall have the terms set forth in a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent, which Warrant Agreement shall also govern the terms for the warrants to be sold in the Public Offering. All Sponsor Warrants will be subject to the same Warrant Agreement and will have the same terms.

(ii) At the time of, or prior to, the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Sponsor Warrants and the Shares underlying the Sponsor Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Sponsor Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the applicable Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Sponsor Warrants have been duly authorized by the Company as of the applicable Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Sponsor Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the applicable Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Sponsor Warrants, the issuance and sale of the Sponsor Warrants, the issuance of the Shares upon exercise of the Sponsor Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the articles of incorporation or the bylaws of the Company (as in effect on the date hereof or as may be amended up to the applicable Closing Date), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Sponsor Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Sponsor Warrants and the Shares issuable upon exercise of such Sponsor Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(2)

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsor Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the applicable Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Sponsor Warrants and, upon exercise of the Sponsor Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a transaction registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination (as defined in the Warrant Agreement), are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser understands that the Warrants will bear a legend substantially to the following effect:

(3)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG PROFICIENT ALPHA ACQUISITION CORP. (THE “COMPANY”) AND SHIH-CHUNG CHOU AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THE LATER OF THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO HEREIN) OR 12 MONTHS FROM THE CLOSING OF THE COMPANY’S INITIAL PUBLIC OFFERING EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

THE SECURITIES REPRESENTED HEREBY AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

(ix) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.

D. Waiver. The Purchaser hereby agrees that it has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Purchaser hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

Section 4. Conditions of the Purchaser’s Obligation. The obligation of the Purchaser to purchase and pay for the Sponsor Warrants is subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the applicable Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its board of directors (the “Board”), authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsor Warrants hereunder.

(4)

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the applicable Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the applicable Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its Board authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsor Warrants hereunder.

Section 6. Termination. This Agreement shall automatically terminate upon the earlier of (i) the time at which all of the Sponsor Warrants have been sold and (ii) December 31, 2019.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the applicable Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Notices. All written notices provided for herein shall be in writing and be given in person or by means of facsimile or other electronic communication (with respect for assurance of receipt in a manner typical with respect to communication of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by facsimile or other electronic communication; (c) one (1) business day after delivery to the overnight service or (d) four (4) business days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid. All notices shall be addressed to the addresses listed in Exhibit A hereto.

D. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof.

G. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

(5)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPONSOR

/s/ Shih-Chung Chou
SHIH-CHUNG CHOU

AGREED AND ACCEPTED:

COMPANY:

PROFICIENT ALPHA ACQUISITION CORP.

By:	/s/ Kin Sze
	Name:	Kin Sze
	Title:	Co-Chief Executive Officer

[Signature Page to Private Placement Warrants Purchase Agreement]

(6)

Exhibit A

Notices

If to the Purchaser:

Shih-Chung Chou
[__________]
Telephone: [__________]

If to the Company:

Proficient Alpha Acquisition Corp.
40 Wall St., 29th floor

New York City, NY 10005
Telephone: (917) 289-0932

(7)